Exhibit 99.1

Infinera Corporation Reports Second Quarter 2017 Financial Results

Sunnyvale, Calif., August 3, 2017 - Infinera Corporation, provider of Intelligent Transport Networks, today released financial results for its second quarter ended July 1, 2017.

GAAP revenue for the quarter was $176.8 million compared to $175.5 million in the first quarter of 2017 and $258.8 million in the second quarter of 2016.

GAAP gross margin for the quarter was 36.7% compared to 36.5% in the first quarter of 2017 and 47.8% in the second quarter of 2016. GAAP operating margin for the quarter was (22.9)% compared to (21.6)% in the first quarter of 2017 and 6.2% in the second quarter of 2016.

GAAP net loss for the quarter was $(42.8) million, or $(0.29) per share, compared to a net loss of $(40.5) million, or $(0.28) per share, in the first quarter of 2017, and net income of $11.5 million, or $0.08 per diluted share, in the second quarter of 2016.

Non-GAAP gross margin for the quarter was 40.7% compared to 40.3% in the first quarter of 2017 and 50.4% in the second quarter of 2016. Non-GAAP operating margin for the quarter was (12.2)% compared to (11.4)% in the first quarter of 2017 and 13.2% in the second quarter of 2016.

Non-GAAP net loss for the quarter was $(22.8) million, or $(0.15) per share, compared to a net loss of $(21.7) million, or $(0.15) per share, in the first quarter of 2017, and net income of $30.9 million, or $0.21 per diluted share, in the second quarter of 2016.

A further explanation of the use of non-GAAP financial information and a reconciliation of the non-GAAP financial measures to the GAAP equivalents can be found at the end of this release.

“Highlighted by delivery of ICE4 products to market, I was pleased with our performance in the second quarter,” said Tom Fallon, Infinera's Chief Executive Officer. “We delivered the Cloud Xpress 2 to three customers and had early deployments of the XT-3300. As we continue to deliver on a suite of new products over the upcoming quarters, I believe we are well positioned to grow market share and to gradually improve our financial performance.”

Conference Call Information
Infinera will host a conference call for analysts and investors to discuss its second quarter 2017 results and its outlook for the third quarter of 2017 today at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time). Interested parties may join the conference call by dialing 1-866-373-6878 (toll free) or 1-412-317-5101 (international). A live webcast of the conference call will also be accessible from the Events & Webcasts section of Infinera’s website at investors.infinera.com. Replay of the audio webcast will be available at investors.infinera.com approximately two hours after the end of the live call.

Contacts:
Media: Anna Vue	Investors: Jeff Hustis
Tel. +1 (916) 595-8157	Tel. +1 (408) 213-7150
avue@infinera.com	jhustis@infinera.com

About Infinera
Infinera provides Intelligent Transport Networks, enabling carriers, cloud operators, governments and enterprises to scale network bandwidth, accelerate service innovation and automate optical network operations. Infinera’s end-to-end packet-optical portfolio is designed for long-haul, subsea, data center interconnect and metro applications. Infinera’s unique large scale photonic integrated circuits enable innovative optical networking solutions for the most demanding networks. To learn more about Infinera visit www.infinera.com, follow us on Twitter @Infinera and read our latest blog posts at www.infinera.com/blog.
Forward-Looking Statements
This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. Such forward-looking statements include, without limitation, Infinera's ability to continue to deliver on a suite of new products over the upcoming quarters; Infinera's belief that it is well positioned to grow market share; and Infinera's ability to gradually improve its financial performance. Forward-looking statements can also be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. These statements are based on information available to Infinera as of the date hereof and actual results could differ materially from those stated or implied due to risks and uncertainties. The risks and uncertainties that could cause Infinera’s results to differ materially from those expressed or implied by such forward-looking statements include, delays in the development and introduction of new products or updates to existing products and market acceptance of these products; the effects of increased customer consolidation; fluctuations in demand, sales cycles and prices for products and services, including discounts given in response to competitive pricing pressures, as well as the timing of purchases by our key customers; the effect that changes in product pricing or mix, and/or increases in component costs could have on Infinera’s gross margin; Infinera’s ability to respond to rapid technological changes; aggressive business tactics by Infinera’s competitors; Infinera's reliance on single and limited source suppliers; Infinera’s ability to protect Infinera’s intellectual property; claims by others that Infinera infringes their intellectual property; the effect of global macroeconomic conditions on Infinera's business; war, terrorism, public health issues, natural disasters and other circumstances that could disrupt the supply, delivery or demand of Infinera's products; and other risks and uncertainties detailed in Infinera’s SEC filings from time to time. More information on potential factors that may impact Infinera’s business are set forth in its Quarterly Report on Form 10-Q for the quarter ended on April 1, 2017 as filed with the SEC on May 10, 2017, as well as subsequent reports filed with or furnished to the SEC from time to time. These reports are available on Infinera’s website at www.infinera.com and the SEC’s website at www.sec.gov. Infinera assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

Use of Non-GAAP Financial Information
In addition to disclosing financial measures prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables contain certain non-GAAP measures that exclude non-cash stock-based compensation expenses, amortization of debt discount on Infinera’s convertible senior notes, amortization and impairment of acquired intangible assets, acquisition-related costs, and certain purchase accounting adjustments related to Infinera's acquisition of Transmode AB, which closed during the third quarter of 2015, along with related tax effects. Infinera believes these adjustments are appropriate to enhance an overall understanding of its underlying financial performance and also its prospects for the future and are considered by management for the purpose of making operational decisions. In addition, these results are the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income (loss), basic and diluted net income (loss) per share, gross margin or operating margin prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations. For a description of these non-GAAP financial measures and a reconciliation to the most directly comparable GAAP financial measures, please see the section titled, “GAAP to Non-GAAP Reconciliations.” Infinera anticipates disclosing forward-looking non-GAAP information in its conference call to discuss its second quarter 2017 results, including an estimate of certain non-GAAP financial measures for the third quarter of 2017 that excludes non-cash stock-based compensation expenses, amortization of acquired intangible assets and related tax effects, and amortization of debt discount on Infinera’s convertible senior notes.

A copy of this press release can be found on the Investor Relations page of Infinera’s website at www.infinera.com.

Infinera and the Infinera logo are trademarks or registered trademarks of Infinera Corporation. All other trademarks used or mentioned herein belong to their respective owners.

Infinera Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2017	June 25, 2016	July 1, 2017	June 25, 2016
Revenue:
Product	$143,360	$227,532	$290,413	$443,614
Services	33,461	31,290	61,930	60,026
Total revenue	176,821	258,822	352,343	503,640
Cost of revenue:
Cost of product	100,302	122,438	199,634	240,500
Cost of services	11,687	12,638	23,821	23,056
Total cost of revenue	111,989	135,076	223,455	263,556
Gross profit	64,832	123,746	128,888	240,084
Operating expenses:
Research and development	57,377	59,541	112,460	113,686
Sales and marketing	29,397	30,465	58,838	60,474
General and administrative	18,563	17,658	35,922	34,971
Total operating expenses	105,337	107,664	207,220	209,131
Income (loss) from operations	(40,505)	16,082	(78,332)	30,953
Other income (expense), net:
Interest income	862	595	1,613	1,117
Interest expense	(3,456)	(3,176)	(6,859)	(6,331)
Other gain (loss), net:	(252)	(714)	(382)	(928)
Total other income (expense), net	(2,846)	(3,295)	(5,628)	(6,142)
Income (loss) before income taxes	(43,351)	12,787	(83,960)	24,811
Provision for (benefit from) income taxes	(512)	1,475	(670)	1,691
Net income (loss)	(42,839)	11,312	(83,290)	23,120
Less: Net loss attributable to noncontrolling interest	—	(171)	—	(378)
Net income (loss) attributable to Infinera Corporation	$(42,839)	$11,483	$(83,290)	$23,498
Net income (loss) per common share attributable to Infinera Corporation:
Basic	$(0.29)	$0.08	$(0.57)	$0.17
Diluted	$(0.29)	$0.08	$(0.57)	$0.16
Weighted average shares used in computing net income (loss) per common share:
Basic	147,538	142,396	146,662	141,600
Diluted	147,538	145,891	146,662	146,385

Infinera Corporation
GAAP to Non-GAAP Reconciliations
(In thousands, except percentages and per share data)
(Unaudited)

	Three Months Ended						Six Months Ended
	July 1, 2017		April 1, 2017		June 25, 2016		July 1, 2017		June 25, 2016
Reconciliation of Revenue:
U.S. GAAP as reported	$176,821		$175,522		$258,822		$352,343		$503,640
Acquisition-related deferred revenue adjustment(1)	—		—		174		—		400
Non-GAAP as adjusted	$176,821		$175,522		$258,996		$352,343		$504,040

Reconciliation of Gross Profit:
U.S. GAAP as reported	$64,832	36.7%	$64,056	36.5%	$123,746	47.8%	$128,888	36.6%	$240,084	47.7%
Acquisition-related deferred revenue adjustment(1)	—		—		174		—		400
Stock-based compensation(2)	2,071		1,831		1,658		3,902		3,190
Amortization of acquired intangible assets(3)	5,035		4,880		4,998		9,915		9,868
Acquisition-related costs(4)	6		40		40		46		79
Non-GAAP as adjusted	$71,944	40.7%	$70,807	40.3%	$130,616	50.4%	$142,751	40.5%	$253,621	50.3%

Reconciliation of Operating Expenses:
U.S. GAAP as reported	$105,337		$101,883		$107,664		$207,220		$209,131
Stock-based compensation(2)	10,309		9,046		9,335		19,355		15,790
Amortization of acquired intangible assets(3)	1,515		1,468		1,584		2,983		3,216
Acquisition-related costs(4)	16		306		402		322		890
Intangible asset impairment(5)	—		252		—		252		—
Non-GAAP as adjusted	$93,497		$90,811		$96,343		$184,308		$189,235

Reconciliation of Income (Loss) from Operations:
U.S. GAAP as reported	$(40,505)	(22.9)%	$(37,827)	(21.6)%	$16,082	6.2%	$(78,332)	(22.2)%	$30,953	6.1%
Acquisition-related deferred revenue adjustment(1)	—		—		174		—		400
Stock-based compensation(2)	12,380		10,877		10,993		23,257		18,980
Amortization of acquired intangible assets(3)	6,550		6,348		6,582		12,898		13,084
Acquisition-related costs(4)	22		346		442		368		969
Intangible asset impairment(5)	—		252		—		252		—
Non-GAAP as adjusted	$(21,553)	(12.2)%	$(20,004)	(11.4)%	$34,273	13.2%	$(41,557)	(11.8)%	$64,386	12.8%

	Three Months Ended			Six Months Ended
	July 1, 2017	April 1, 2017	June 25, 2016	July 1, 2017	June 25, 2016
Reconciliation of Net Income (Loss) Attributable to Infinera Corporation:
U.S. GAAP as reported	$(42,839)	$(40,451)	$11,483	$(83,290)	$23,498
Acquisition-related deferred revenue adjustment(1)	—	—	174	—	400
Stock-based compensation(2)	12,380	10,877	10,993	23,257	18,980
Amortization of acquired intangible assets(3)	6,550	6,348	6,582	12,898	13,084
Acquisition-related costs(4)	(4)	261	862	257	1,389
Intangible asset impairment(5)	—	252	—	252	—
Amortization of debt discount(6)	2,577	2,514	2,331	5,091	4,605
Income tax effects(7)	(1,450)	(1,474)	(1,510)	(2,924)	(3,012)
Non-GAAP as adjusted	$(22,786)	$(21,673)	$30,915	$(44,459)	$58,944

Net Income (Loss) per Common Share Attributable to Infinera Corporation - Basic:
U.S. GAAP as reported	$(0.29)	$(0.28)	$0.08	$(0.57)	$0.17
Non-GAAP as adjusted	$(0.15)	$(0.15)	$0.22	$(0.30)	$0.42
Net Income (Loss) per Common Share Attributable to Infinera Corporation - Diluted:
U.S. GAAP as reported	$(0.29)	$(0.28)	$0.08	$(0.57)	$0.16
Non-GAAP as adjusted	$(0.15)	$(0.15)	$0.21	$(0.30)	$0.40
Weighted Average Shares Used in Computing Net Income (Loss) per Common Share:
Basic	147,538	145,786	142,396	146,662	141,600
Diluted	147,538	145,786	145,891	146,662	146,385
____________________________

(1)
Business combination accounting principles require Infinera to write down to fair value its maintenance support contracts assumed in the Transmode acquisition. The revenue for these support contracts is deferred and typically recognized over a one year period, so Infinera's GAAP revenue for the one year period after the acquisition will not reflect the full amount of revenue that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustment eliminates the effect of the deferred revenue write-down. Management believes these adjustments to the revenue from these support contracts are useful to investors as an additional means to reflect revenue trends of Infinera's business.

(2)
Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation effective January 1, 2006. The following table summarizes the effects of non-cash stock-based compensation related to employees and non-employees (in thousands):

	Three Months Ended			Six Months Ended
	July 1, 2017	April 1, 2017	June 25, 2016	July 1, 2017	June 25, 2016
Cost of revenue	$834	$724	$746	$1,558	$1,419
Research and development	4,184	3,780	3,904	7,964	6,225
Sales and marketing	3,273	2,726	2,945	5,999	5,180
General and administration	2,852	2,540	2,486	5,392	4,385
	11,143	9,770	10,081	20,913	17,209
Cost of revenue - amortization from balance sheet*	1,237	1,107	912	2,344	1,771
Total stock-based compensation expense	$12,380	$10,877	$10,993	$23,257	$18,980
 _____________________________

*	Stock-based compensation expense deferred to inventory and deferred inventory costs in prior periods and recognized in the current period.

(3)
Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with the Transmode acquisition. U.S. GAAP accounting requires that acquired intangible assets are recorded at fair value and amortized over their useful lives. As this amortization is non-cash, Infinera has excluded it from its non-GAAP operating expenses, gross margin and net income measures. Management believes the amortization of acquired intangible assets is not indicative of ongoing operating performance and its exclusion provides a better indication of Infinera's underlying business performance.

(4)
Acquisition-related costs associated with the Transmode acquisition include legal, financial, employee retention costs and other professional fees incurred in connection with the transaction, including squeeze-out proceedings. These amounts have been adjusted in arriving at Infinera's non-GAAP results because management believes that these expenses are non-recurring, not indicative of ongoing operating performance and their exclusion provides a better indication of Infinera's underlying business performance.

(5)
Intangible asset impairment is associated with previously acquired intangibles, which Infinera has determined that the carrying value will not be recoverable. Management has excluded the impact of this charge in arriving at Infinera's non-GAAP results because it is non-recurring and management believes that these expenses are not indicative of ongoing operating performance.

(6)
Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer's non-convertible debt borrowing rate. Accordingly, for GAAP purposes, Infinera is required to amortize as debt discount an amount equal to the fair value of the conversion option that was recorded in equity as interest expense on its $150 million in aggregate principal amount of 1.75% convertible debt issuance in May 2013 over the term of the notes. Interest expense has been excluded from Infinera's non-GAAP results because management believes that this non-cash expense is not indicative of ongoing operating performance and provides a better indication of Infinera's underlying business performance.

(7)	The difference between the GAAP and non-GAAP tax is due to the net tax effects of the purchase accounting adjustments, acquisition-related costs and amortization of acquired intangible assets.

Infinera Corporation
Condensed Consolidated Balance Sheets
(In thousands, except par values)
(Unaudited)

	July 1, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$119,820	$162,641
Short-term investments	137,929	141,697
Short-term restricted cash	1,423	8,490
Accounts receivable, net of allowance for doubtful accounts of $918 in 2017 and $772 in 2016	123,903	150,370
Inventory	245,976	232,955
Prepaid expenses and other current assets	42,885	34,270
Total current assets	671,936	730,423
Property, plant and equipment, net	142,424	124,800
Intangible assets	102,933	108,475
Goodwill	189,989	176,760
Long-term investments	69,105	40,779
Cost-method investment	7,000	7,000
Long-term restricted cash	5,030	6,449
Other non-current assets	4,201	3,897
Total assets	$1,192,618	$1,198,583
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$80,684	$62,486
Accrued expenses	32,018	31,580
Accrued compensation and related benefits	43,625	46,637
Short-term debt, net	139,115	—
Accrued warranty	14,078	16,930
Deferred revenue	64,723	58,900
Total current liabilities	374,243	216,533
Long-term debt, net	—	133,586
Accrued warranty, non-current	18,322	23,412
Deferred revenue, non-current	23,723	19,362
Deferred tax liability	24,185	25,327
Other long-term liabilities	14,558	18,035
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value
Authorized shares - 25,000 and no shares issued and outstanding	—	—
Common stock, $0.001 par value
Authorized shares - 500,000 as of July 1, 2017 and December 31, 2016
Issued and outstanding shares - 148,189 as of July 1, 2017 and 145,021 as of December 31, 2016	148	145
Additional paid-in capital	1,388,045	1,354,082
Accumulated other comprehensive loss	(3,741)	(28,324)
Accumulated deficit	(646,865)	(563,575)
Total stockholders’ equity	737,587	762,328
Total liabilities and stockholders’ equity	$1,192,618	$1,198,583

Infinera Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	July 1, 2017	June 25, 2016
Cash Flows from Operating Activities:
Net income (loss)	$(83,290)	$23,120
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	32,623	29,891
Amortization of debt discount and issuance costs	5,529	5,001
Amortization of premium on investments	234	733
Impairment of intangible assets	252	—
Stock-based compensation expense	23,257	18,980
Other loss	86	84
Changes in assets and liabilities:
Accounts receivable	27,629	(7,404)
Inventory	(12,700)	(31,304)
Prepaid expenses and other assets	(8,127)	(328)
Accounts payable	16,927	(7,339)
Accrued liabilities and other expenses	(4,392)	(5,528)
Deferred revenue	10,065	10,129
Accrued warranty	(8,111)	2,165
Net cash provided by (used in) operating activities	(18)	38,200
Cash Flows from Investing Activities:
Purchase of available-for-sale investments	(107,854)	(97,051)
Proceeds from sales of available-for-sale investments	3,998	—
Proceeds from maturities of investments	79,003	91,714
Purchase of property and equipment	(39,200)	(23,278)
Change in restricted cash	2,974	(60)
Net cash used in investing activities	(61,079)	(28,675)
Cash Flows from Financing Activities:
Security pledge to acquire noncontrolling interest	5,596	(24,942)
Acquisition of noncontrolling interest	(471)	—
Proceeds from issuance of common stock	11,115	8,586
Minimum tax withholding paid on behalf of employees for net share settlement	(823)	(3,082)
Net cash provided by (used in) financing activities	15,417	(19,438)
Effect of exchange rate changes on cash	2,859	(808)
Net change in cash and cash equivalents	(42,821)	(10,721)
Cash and cash equivalents at beginning of period	162,641	149,101
Cash and cash equivalents at end of period	$119,820	$138,380
Supplemental disclosures of cash flow information:
Cash paid for income taxes, net of refunds	$2,683	$3,237
Cash paid for interest	$1,316	$1,410
Supplemental schedule of non-cash investing activities:
Transfer of inventory to fixed assets	$2,087	$4,009

Infinera Corporation
Supplemental Financial Information
(Unaudited)

	Q3'15	Q4'15	Q1'16	Q2'16	Q3'16	Q4'16	Q1'17	Q2'17
GAAP Revenue ($ Mil)	$232.5	$260.0	$244.8	$258.8	$185.5	$181.0	$175.5	$176.8
GAAP Gross Margin %	44.2%	44.5%	47.5%	47.8%	45.6%	38.1%	36.5%	36.7%
Non-GAAP Gross Margin %(1)	47.5%	48.3%	50.2%	50.4%	49.2%	41.8%	40.3%	40.7%
Revenue Composition:
Domestic %	68%	62%	71%	64%	56%	53%	57%	63%
International %	32%	38%	29%	36%	44%	47%	43%	37%
Customers >10% of Revenue	2	2	3	2	2	2	1	3
Cash Related Information:
Cash from Operations ($ Mil)	$32.5	$25.8	$10.0	$28.2	$5.2	($5.0)	$3.0	($3.0)
Capital Expenditures ($ Mil)	$10.6	$15.3	$10.8	$12.5	$9.6	$10.4	$14.7	$24.5
Depreciation & Amortization ($ Mil)	$9.2	$13.7	$14.7	$15.2	$15.9	$15.7	$16.0	$16.6
DSOs	55	65	69	68	75	81	64	64
Inventory Metrics:
Raw Materials ($ Mil)	$24.2	$27.9	$33.1	$39.1	$37.2	$33.2	$34.8	$36.7
Work in Process ($ Mil)	$48.5	$52.6	$59.4	$61.0	$65.5	$74.5	$81.1	$91.6
Finished Goods ($ Mil)	$97.2	$94.2	$97.2	$102.2	$128.8	$125.3	$118.0	$117.7
Total Inventory ($ Mil)	$169.9	$174.7	$189.7	$202.3	$231.5	$233.0	$233.9	$246.0
Inventory Turns(2)	2.9	3.1	2.6	2.5	1.6	1.8	1.8	1.7
Worldwide Headcount	1,978	2,056	2,128	2,218	2,262	2,240	2,245	2,272
Weighted Average Shares Outstanding (in thousands):
Basic	134,834	140,015	140,805	142,396	143,850	144,770	145,786	147,538
Diluted	145,300	149,439	146,880	145,891	144,993	145,497	147,017	148,662

(1)
Non-GAAP adjustments include non-cash stock-based compensation expense, certain purchase accounting adjustments related to Infinera's acquisition of Transmode and amortization of acquired intangible assets. For a description of this non-GAAP financial measure, please see the section titled, “GAAP to Non-GAAP Reconciliations” of this press release for a reconciliation to the most directly comparable GAAP financial measures.

(2)
Infinera calculates non-GAAP inventory turns as annualized non-GAAP cost of revenue before adjustments for non-cash stock-based compensation expense and certain purchase accounting adjustments, divided by the average inventory for the quarter.